EXHIBIT 3.1


                               SECRETARY OF STATE

                                     (seal)

                                 STATE OF NEVADA

                                CORPORATE CHARTER

          I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that DDI INTERNATIONAL INC. did on MARCH 22, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, on March 22, 2002.


                                        /s/ Dean Heller


                                              Secretary of State

(Seal)                                   By /s/ Denise A. Bates

                                              Certification Clerk